CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated April 3, 2008 relating to the financial statements and financial statement schedule of Wuxi PharmaTech (Cayman) Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “WUXI Summary Consolidated Financial Data”, “WUXI Selected Consolidated Financial Data” and “Experts” in such Prospectus.

/s/ Deloitte Touche Tohmatsu CPA Ltd.

Shanghai, China

April 4, 2008